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                     [LETTERHEAD OF ARTHUR ANDERSEN LLP]





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of this Prospectus which is included in the Application for Conversion of Staten Island Savings Bank on Form AC, the Holding Company Application for Staten Island Bancorp, Inc. on Form H-(e)I and the Registration Statement on Form S-1 of Staten
Island Bancorp, Inc. as amended to date.


                                       /s/ ARTHUR ANDERSEN LLP



New York, NY
July 25, 1997